Exhibit 99.1

Ittella International to Combine with Forum Merger II to form Tattooed Chef, Inc.

Transaction Introduces Tattooed Chef as Publicly Listed Company

Conference call to be held today at 8:00 a.m. EDT

Paramount, California and Delray Beach, Florida—June 12, 2020 (GLOBE NEWSWIRE) – Ittella International (the “Company”), a plant-based food company with a broad portfolio of innovative products available both in private label and the Company’s “Tattooed Chef” brand, and Forum Merger II Corporation (Nasdaq: FMCI) (“Forum”), a special purpose acquisition company, today announced a definitive agreement (the “Business Combination Agreement”) to combine the Company and Forum as Tattooed Chef, Inc. (“Tattooed Chef”). This transaction will introduce Tattooed Chef as a Nasdaq-listed public company, with an anticipated initial enterprise value of approximately $482 million, 2.2x Tattooed Chef’s estimated 2021 revenue of $222 million, or 15.6x Tattooed Chef’s estimated 2021 Adjusted EBITDA of $30.8 million.

Tattooed Chef Investment Highlights

●	High growth and innovative plant-based food company with an established brand as well as a private label presence, serving leading national retailers, with significant growth opportunities through expanded distribution to new and existing customers
●	Large addressable market in the $55 billion U.S. frozen food category where plant-based products are rapidly expanding share
●	Strong product positioning aligned with major consumer trends
●	Diverse portfolio of plant-based products with a proven innovation track record of creating great tasting, unique flavor profiles that allow consumers to connect with a plant-based lifestyle
●	Passionate management team with deep food industry expertise
●	Compelling financial profile

o	Projected $148 million and $222 million in revenue and $17 million and $31 million in Adjusted EBITDA in 2020 and 2021, respectively
o	Projected 2018-2021 revenue compounded annual growth rate of 67%
o	Anticipated initial enterprise value of approximately $482 million implying a 2.2x and 15.6x multiple of projected 2021 revenue and Adjusted EBITDA, respectively

“After a thorough search, we are pleased to have signed a definitive agreement to bring Tattooed Chef public,” said David Boris, Co-CEO and CFO of Forum. “The company has an exciting plant-based product portfolio, a compelling financial profile, and a long runway for growth. We look forward to working with the team at Tattooed Chef to further capitalize on these attractive growth prospects.”

“I am incredibly proud of what my team and I have accomplished to date. Today marks the next exciting chapter in our Company history as we become a public company,” said Sam Galletti, President and CEO of the Company. “Looking ahead, we believe we are in the early stages of Tattooed Chef’s growth, and will continue to build brand awareness, expand distribution with new and existing customers, launch innovative products, and invest in our infrastructure in order to capitalize on the global plant-powered food market.”

Tattooed Chef will be led by Sam Galletti, President and CEO, Stephanie Dieckmann, COO and CFO, and Sarah Galletti, the creator of Tattooed Chef and Creative Director. The Company intends to split the roles of CFO and COO and has initiated a search for a new CFO. Stephanie Dieckmann will continue to serve both roles until a new CFO has been appointed.

Key Transaction Terms and Conditions

In connection with the transaction, the Company’s current shareholders are retaining 80% of their equity, which will convert into 60% of the outstanding shares of the combined company at closing, assuming no redemptions by Forum’s public stockholders. After giving effect to any redemptions by the public stockholders of Forum, the balance of the approximately $200 million in cash held in Forum's trust account will be used to pay cash consideration to the Company’s shareholders and transaction expenses, with the remainder staying on the balance sheet to fund the combined company’s growth and for general corporate purposes. The Company’s current shareholders will have the potential to receive an earnout, payable in the form of Tattooed Chef common stock, if certain Tattooed Chef stock price targets are met, as set forth in the definitive agreement.

The transaction has been unanimously approved by the boards of directors of both the Company’s parent and Forum. Completion of the transaction is subject to approval by Forum’s stockholders and certain other closing conditions specified in the Business Combination Agreement. The transaction is expected to close in the third quarter of 2020.

Additional information about the business combination is provided in an investor presentation that will be filed with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K and available at the website of the Securities and Exchange Commission (“SEC”) at www.sec.gov.

Harrison Co. acted as financial advisor to Ittella International. Rutan & Tucker, LLP served as legal counsel to Ittella International.

Jefferies LLC served as lead financial advisor and capital markets advisor to Forum. EarlyBirdCapital, Inc. served as financial advisor to Forum. Winston & Strawn LLP served as legal counsel to Forum.

Conference Call Information

Forum and Tattooed Chef management will host a conference call to discuss the transaction today at 8:00 a.m. EDT. Investors interested in participating in the live call can dial 877-407-3982 from the U.S. and 201-493-6780 internationally with conference code 13705349. A telephone replay will be available approximately two hours after the call concludes through Friday, June 26, 2020, by dialing 844-512-2921 from the U.S., or 412-317-6671 from international locations, and entering confirmation code 13705349.

About Tattooed Chef

Tattooed Chef is a leading plant-based food company offering a broad portfolio of innovative plant-based food products that taste great and are sustainably sourced. Tattooed Chef’s signature products include ready-to-cook bowls, zucchini spirals, riced cauliflower, acai and smoothie bowls, and cauliflower pizza crusts, which are available in the frozen food sections of leading national retail food stores across the United States. Understanding consumer lifestyle and food trends, and a commitment to innovation allows Tattooed Chef to continuously introduce highly successful new products. Tattooed Chef provides great-tasting, approachable and innovative products not only to the growing group of consumers who seek to adopt a plant-based lifestyle, but to any of the “People Who Give a Crop”. For more information, please visit www.tattooedchef.com

About Ittella International

Ittella International is a plant-based food company with operations in the United States and Italy with a broad portfolio of innovative products available both in private label and under the Company’s “Tattooed Chef” brand. Following completion of the transaction, Ittella International will be renamed Tattooed Chef, Inc.

About Forum Merger II Corporation

Forum Merger II Corporation is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. For more information, please visit www.forummerger.com.

Additional Information and Where to Find It

Forum intends to file with the SEC preliminary and definitive proxy statements in connection with the proposed business combination and other matters and will mail a definitive proxy statement to its stockholders as of the record date established for voting on the proposed business combination. Forum’s stockholders and other interested persons are advised to read, once available, the preliminary proxy statement and any amendments thereto and, once available, the definitive proxy statement, in connection with Forum’s solicitation of proxies for its special meeting of stockholders to be held to approve, among other things, the proposed business combination, because these documents will contain important information about Forum, the Company and the proposed business combination. Forum’s stockholders may also obtain a copy of the preliminary or definitive proxy statement, once available, as well as other documents filed with the SEC by Forum, without charge, at the SEC’s website located at www.sec.gov or by directing a request to: Forum Merger II Corporation, 1615 South Congress Avenue, Suite 103, Delray Beach, FL 33445. The information contained on, or that may be accessed through, the websites referenced in this press release is not incorporated by reference into, and is not a part of, this press release.

Forward-Looking Statements

Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Forum’s or the Company's control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: the inability to complete the transactions contemplated by the Business Combination Agreement due to the failure to obtain approval of the stockholders of Forum or satisfy other conditions to the closing of the proposed business combination; the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement; the outcome of any legal proceedings that may be instituted against the Company or Forum following announcement of the proposed business combination and related transactions; the inability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, the amount of funds available in Forum’s trust account following any redemptions by Forum’s public stockholders, competition and the ability of the combined business to grow and manage growth profitably; the ability to meet Nasdaq’s listing requirements following the consummation of the transactions contemplated by the proposed business combination; costs related to the proposed business combination; and other risks and uncertainties indicated from time to time in the proxy statement to be filed by Forum with the SEC in connection with the proposed business combination, including those under “Risk Factors” therein, and other factors identified in Forum’s prior and future filings with the SEC, available at www.sec.gov. Some of these risks and uncertainties may be amplified by the COVID-19 outbreak. None of Forum or the Company undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Participants in the Solicitation

Forum and its directors and executive officers may be considered participants in the solicitation of proxies with respect to the business combination. Information about the directors and executive officers of Forum and a description of their interests in Forum are set forth in its definitive proxy statement in connection with its special meeting of stockholders to approve an extension of time in which Forum must complete an initial business combination or liquidate its trust account, which was filed with the SEC on May 26, 2020, and will also be contained in the preliminary proxy statement and definitive proxy statement, when they are filed with the SEC, in connection with the proposed business combination. These documents can be obtained free of charge from the sources indicated above.

Non-Solicitation

This press release does not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction. This press release also does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities will be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Non-GAAP Financial Measure and Related Information

This press release includes references to projected adjusted EBITDA, a financial measure that is not prepared in accordance with U.S. generally accepted accounting principles ("GAAP"). Adjusted EBITDA is defined as net income (loss), before interest expense, income tax benefit (expense), depreciation and amortization expense, and adjusted to reflect certain non-recurring expenses or those expenses not expected to survive the closing, as further described in the investor presentation filed as an exhibit to the Current Report on Form 8-K filed by Forum with the SEC today. The Company’s management believes that this non-GAAP, unaudited measure of financial results provides useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations and you should not rely on any single financial measure to evaluate the Company’s business.

Contact
Investor Relations
(212) 739-7860

investors@forummerger.com

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